UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant   ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-12

SENTINEL GROUP FUNDS, INC. _________________________________________________
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Hello, this is Jason Ronovech, Portfolio Manager for the Sentinel Small Company Fund.

By this time, you may have received multiple calls or mailings asking for your vote in the Sentinel Funds Meeting of Shareholders. Unfortunately we have not received sufficient votes to conduct business as planned.  Your participation, in the form of a vote is urgently needed.

Today, as your portfolio manager and on behalf of the Sentinel Board of Directors I’m asking for your participation.  Won’t you please help us manage your investment and vote today?

You can vote now by pressing 1 to be connected with a Broadridge proxy specialist, or if this message was recorded on your voicemail, you may call and vote at 1-855-928-4492.  Broadridge can also assist in providing you with new materials or to answer questions relating to the proxy.

Alternatively, the proxy materials provided to you also include instructions on how to easily vote your shares by phone, online or mail.

Please vote.  Regardless of the number of shares that you may own, your vote is critical and only takes a moment of your time.

Thank you for your time and your continued support.